SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    01/16/04
                Date of Report (Date of earliest event reported):
                                  Simtrol, Inc.

             (Exact name of registrant as specified in its charter)

            Delaware                     1-10927                      84-1104448

(State or other jurisdiction of  (Commission File Number)        (IRS Employer
       incorporation)                                            Identification
                                                                      Number)

     2200 Norcross Parkway                                             30071
       Norcross, Georgia                                             (Zip Code)
(Address of principal executive
            offices)

Registrant's telephone number, including area code: (770) 242-7566
                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Item 4. Changes in Registrant's Certifying Accountant

By letter dated January 16, 2004, Grant Thornton LLP of Atlanta, Georgia ("Grant Thornton"), informed the Registrant that Grant Thornton had resigned as the accountant for the Registrant.

During the years ended December 31, 2002 and 2001 and for the interim period through the date the relationship ended, there were no disagreements with Grant Thornton on any matter of accounting principle or practice, financial statement disclosure, or auditing scope that would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such years.

The audit reports of Grant Thornton on the Registrant's consolidated financial statements as of and for the year ended December 31, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that Grant Thornton's audit report included in the Registrant's Annual Report on Form 10-K for the years ended December 31, 2002 and 2001 included an explanatory paragraph related to substantial doubt about the Registrant's ability to continue as a going concern due to recurring losses from operations.

During the years ended December 31, 2002 and 2001 and for the interim period through the date the relationship ended, Grant Thornton did not advise the Company of any reportable events under Item 304(a)(1) of Regulation S-X.

Item 7. Exhibits.
Exhibits.
16.1 Letter re change in certifying accountant.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   January 26, 2004

                                   Simtrol, Inc.


                                   By: /s/ Richard W. Egan
                                       -----------------------------------------
                                           Richard W. Egan
                                           President and Chief Executive Officer